PURCHASE AGREEMENT

        (The Ashby at McLean Apartments; McLean, Virginia)

     THIS AGREEMENT is made and entered into effective as of this 19th day of July, 1996 ("EFFECTIVE DATE"), by and between CIP/ASHBY PARTNERS, an Illinois general partnership (hereinafter called "SELLER"), and WRIT LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter called "BUYER").

R E C I T A L S

     A. Seller is the owner of that certain real property located at 1350 Beverly Road, in the City of McLean, County of Fairfax, Commonwealth of Virginia, consisting primarily of an apartment complete (the "APARTMENT COMPLEX") sometimes known as "The Ashby at McLean Apartments".

     B. Buyer desires to purchase such Apartment Complex on the terms and conditions hereinafter documented.

     NOW, THEREFORE, in consideration of the mutual undertakings of the parties hereto, it is hereby agreed as follows:

     1.    PURCHASE AND SALE.    Seller shall sell to Buyer, and
Buyer shall purchase from Seller, the land (the "LAND") described in Exhibit "A") attached hereto and made a part hereof, together with all right, title and interest of Seller in and to all improvements, structures, supplies and fixtures located upon the Land, all right, title and interest of Seller in and to all easement agreements appurtenant to the Land, all right, title and interest of Seller in and to those items of tangible personal property owned by Seller, located at the Property and used in connection with the operation and management thereof and listed on Exhibit "B" hereto and made a part hereof (the " PERSONAL PROPERTY"), all right, title and interest of Seller in and to the name "The Ashby at McLean Apartments", all right, title and interest of Seller in and to all leases and, to the extent assignable, all right, title and interest in and to all contract rights that Buyer elects to assume in accordance with the terms and conditions hereinafter set forth, agreements, licenses and permits, warranties, tenant lists, advertising material and telephone exchange numbers (hereinafter, collectively the "PROPERTY"), all upon the terms, covenants and conditions hereinafter set forth.

     2.    PURCHASE PRICE.  The purchase price (the "PURCHASE
PRICE") for the Property shall be the sum of $21,400,000.

     3. PAYMENT OF PURCHASE PRICE. The Purchase Price shall be paid to Seller by Buyer as follows:

A.    ESCROW DEPOSITS.  Within one (1) business day after
the date on which this Agreement has been executed by both Seller and Buyer, Buyer shall deliver, by wire transfer, by bank or cashier's check or by other delivery of good funds, an amount equal to $250,000 (the "INITIAL DEPOSIT") to Ticor Title Insurance Company, at its offices at 203 North LaSalle, Suite 1400, Chicago, Illinois 60601, Attention: Mr. Richard Lucchesi (which company, in its capacity as escrow holder hereunder, is called "ESCROW HOLDER"). In addition, unless Buyer shall have theretofore delivered the "Termination Notice" (as hereinafter defined), Buyer shall deliver an additional deposit in the amount of $250,000 (the "ADDITIONAL DEPOSIT") to Escrow Holder concurrently with the expiration of
the  "Due Diligence Period" ( as hereinafter defined).   As
used herein, the term "ESCROW DEPOSIT" shall mean the Initial Deposit plus the Additional Deposit from and after the deposit thereof, together with all interest earned on all such amounts so deposited. The Escrow Deposit shall be held by Escrow Holder as a deposit against the Purchase Price in accordance with the terms and provisions of this Agreement. At all times in which the Escrow Deposit is being held by the Escrow Holder, the Escrow Deposit shall be invested by Escrow Holder in the following investments ("APPROVED INVESTMENTS"): (i) United States Treasury obligations, (ii) United States Treasury-backed repurchase agreements issued by a major national money center banking institution reasonably acceptable to Seller and Buyer, or (iii) such other manner as may be reasonably agreed to by Seller and Buyer. The Escrow Deposit shall be disposed of by Escrow Holder only as provided in this Agreement.

     B. CLOSING PAYMENT. The Purchase Price, as adjusted by the application of the Escrow Deposit and by the prorations and credits specified herein, shall be paid in cash on the "Closing Date", as hereinafter defined (the amount to be paid under this subparagraph B being herein called the "CLOSING PAYMENT").

     4. CONDITIONS PRECEDENT. The following matters shall be conditions precedent to the obligations of the parties, as set forth in this Paragraph 4:

     A.    TITLE MATTERS

     (1)   INITIAL TITLE AND SURVEY REVIEWS.      Seller has
ordered, and upon receipt shall deliver to Buyer, a commitment for title insurance (the "TITLE COMMITMENT") covering the Property from Ticor Title Insurance Company (which company, in its capacity as title insurer hereunder, is herein called the "TITLE COMPANY"). In addition, Seller has ordered, and upon receipt shall deliver to Buyer an update of that certain survey of the Property last revised February 16, 1990, prepared by Greenhorne & O'Mara ("SURVEY"). If Buyer shall fail to deliver written notice ("TITLE OBJECTION NOTICE") specifying any title or survey matters disapproved by Buyer on or before the later to occur of (i) the end of the Due Diligence Period, or (ii) the date which is seven (7) days after Buyer shall have received both the Title Commitment and the Survey (such later to occur of (i) or (ii) above being herein called the "TITLE REVIEW EXPIRATION DATE"), Buyer shall be deemed to have approved the exceptions to title shown on the Title Commitment and the matters disclosed on the Survey. If Buyer shall timely deliver a Title Objection Notice hereunder, Seller shall have three (3) business days after receipt thereof to notify Buyer as to each disapproved matter set forth in such notice either that (i) Seller elects not to cause such disapproved matter to be removed as of the Closing Date (or otherwise take any action with respect thereto), or
(ii) Seller intends to use commercially reasonable efforts to either (a) cause such disapproved matter to be removed on the Closing Date, or (b) obtain a title endorsement (if available) insuring over such disapproved matter; provided, however, except as set forth below, Seller shall have no liability if for any reason such exceptions are not removed or insured over as of the Closing Date. Failure to deliver any written notification by Seller of its election within such period shall be deemed to be an election not to cause any such disapproved matters to be removed. If Seller elects not to cause any or all such disapproved matters to be removed or insured over as aforesaid, Buyer shall have three (3) business days from receipt of written notice thereof (or from the date of Seller's deemed election as aforesaid) to notify Seller in writing either that (x) Buyer revokes its disapproval and will proceed with the purchase of the Property without any reduction in the Purchase Price and will take subject to such matters, or (y) Buyer terminates this Agreement. Failure to deliver any written notification by Buyer of its election within such three (3) business day period (the "BUYER TITLE RESPONSE PERIOD"), shall be deemed to be an election to terminate this Agreement. Notwithstanding Seller's election to use commercially reasonable efforts to remove or insure over any title exception or survey matter disapproved by Buyer (and which Seller is not obligated to remove pursuant to the terms of this Agreement) as aforesaid, if, for any reason, on or before the Closing Date Seller does not cause any such disapproved title exceptions or survey matters (which Seller is not obligated to remove) to be so removed or insured over at no cost or expense to Buyer, then unless waived by Buyer as hereinafter provided, the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate, the Escrow Deposit shall be returned to Buyer and Seller and Buyer shall have no further obligations in connection herewith.

     (2) ADDITIONAL TITLE AND SURVEY MATTERS. Approval by Buyer of any additional exceptions to title or survey matter disclosed after the Title Review Expiration Date shall be a condition precedent to Buyer's obligation to purchase the Property. Unless Buyer gives written notice that it approves any such additional exceptions to title or survey matters, stating the exceptions so approved, on or before the Closing Date, Buyer shall be deemed to have disapproved said exceptions. If, for any reason, on or before the Closing Date Seller does not cause such exceptions to title or survey matters which Buyer timely disapproves (including those matters which Seller has elected to use commercially reasonable efforts to remove or insure over as set forth herein) to be removed at no cost or expense to Buyer (Seller having the right but not the obligation to do so, except as set forth herein) the obligation of Seller to sell, and Buyer to buy, the Property as herein provided shall terminate, the Escrow Deposit shall be returned to Buyer and Seller and Buyer shall have no further obligations in connection herewith. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4A(1) by notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     (3) SELLER CURE OBLIGATIONS. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be obligated to remove (or cause the Title Company to affirmatively insure over) the following matters: (i) any mortgages or deeds of trust covering the Property which secure financing obtained by Seller, (ii) any mechanic's or materialmen's liens against the Property as a result of work done by or on behalf of Seller, (iii) tax or judgment liens against Seller, and (iv) any other liens of a monetary nature against the Property which are not disclosed by the Title Commitment and which are not otherwise provided for or contemplated by this Agreement (but Seller shall not be obligated hereby to expend more than $25,000 in the aggregate in connection with this clause (iv)).

     (4) EXCEPTIONS TO TITLE. Buyer shall be obligated to accept title to the Property, subject to the following exceptions to title:

     (a) Real estate taxes and assessments not yet due and payable; and

     (b) Such exceptions to title as may be approved by Buyer pursuant to the provisions of subparagraphs A(1) above. Conclusive evidence of the availability of such title shall be the willingness of Title Company to issue to Buyer on the Closing Date an ALTA owner's title insurance policy in the standard form issued in the Commonwealth of Virginia ("OWNER'S
POLICY"), the face amount of the Purchase Price, which policy shall show (i) title to the Property to be vested of record in Buyer, and (ii) the above exceptions to be the only exceptions to title.

     B. DUE DILIGENCE REVIEWS. Buyer shall have until 5:00 p.m. (Central time) on the date which is thirty (30) days after the Effective Date (the "DUE DILIGENCE PERIOD") within which to perform and complete all of Buyer's due diligence examinations, reviews and inspections of all matters pertaining to the purchase of the Property, including all leases, service contracts, survey and title matters, and all physical, environmental and compliance matters and conditions respecting the Property. During the Due Diligence Period, Seller shall provide Buyer with reasonable access to the Property upon reasonable advance notice and shall also make available at the Property to Buyer, such leases, service contracts and other contracts, documents and information as Buyer shall reasonably request consistent with the provisions of this paragraph, all upon reasonable advance notice. Buyer shall promptly commence, and shall diligently and in good faith pursue, its due diligence review hereunder. Buyer shall at all times conduct its due diligence review, inspections and examinations in a manner so as to not cause damage, loss, cost or expense to Seller or the Property and so as to not materially interfere with or disturb any tenant at the Property, and Buyer will indemnify, defend, and hold Seller and the Property harmless from and against any such damage, loss, costs or expense incurred in connection with Buyer's investigation of the Property as contemplated herein (the foregoing obligation surviving any termination of this Agreement). Without limitation on the foregoing, in no event shall Buyer contact any tenant of the Property without Seller's express written consent, not to be unreasonably withheld or delayed. Buyer shall have the right to inspect all apartment units and commercial spaces in the Property. Buyer shall have the right to conduct informal interviews of tenants in connection with Buyer's inspection of the spaces leased by such tenants. In addition, Buyer shall have the right to inspect such books, records and other documents in the possession or control of Seller prepared by Seller or by third parties for Seller which directly pertain to the construction, ownership, use, occupancy, maintenance, operation or leasing of the Property (SELLER'S BOOKS AND RECORDS"); provided, however, Seller's Books and Records shall not include any documents relating to valuation of the Property, the sale of the Property or any other attorney-client privileged or confidential documents (which confidential documents shall be comprised solely of any internal documents prepared by Seller or its "General Partners", as hereinafter defined, for their own internal use and not for distribution to third parties, including the

Property manager). Seller shall allow such inspections to be conducted during normal business hours upon reasonable notice to Seller. Any contact by Buyer with any governmental authority having jurisdiction over the Property shall be subject to prior notice to Seller by Buyer. Seller shall have the right, at its option, to cause a representative of Seller to be present at all inspections, reviews and examinations conducted hereunder. If the transactions hereunder shall fail to close, Buyer shall promptly deliver to Seller copies of any written reports relating to the Property prepared for or on behalf of Buyer by any third party and shall return all documents and other materials furnished by Seller hereunder. Buyer shall keep all information or data received or discovered in connection with any of the inspections, reviews or examinations strictly confidential in accordance with the terms of a separate confidentiality agreement dated July 9, 1996. If, on or before the expiration of the Due Diligence Period, based upon such review, examination or inspection, Buyer shall determine in its sole and absolute discretion that it no longer intends to acquire the Property, then Buyer shall promptly notify Seller of such termination in writing (such notice being herein called the "TERMINATION NOTICE"), whereupon the Escrow Deposit shall be returned to Buyer and this Agreement, and the obligations of the parties hereunder, shall terminate. In the event that Buyer shall fail to have delivered the Termination Notice to Seller on or before the expiration of the Due Diligence Period, Buyer shall be deemed to have agreed that the foregoing matters are acceptable to Buyer and that it intends to proceed with the acquisition of the Property (and, thereafter, Buyer shall have no further right to terminate this Agreement pursuant to this paragraph
4B).

     C. PERFORMANCE BY SELLER; NO MATERIAL ADVERSE CHANGE. The performance and observance, in all material respects, by Seller of all covenants and agreements of this Agreement to be performed or observed by Seller prior to or on the Closing Date shall be a condition precedent to Buyer's obligation to purchase the Property. In addition, in the event that the "Seller Closing Certificate" ( as hereinafter defined) shall disclose any changes in any material adverse respect in the representations and warranties of Seller contained in paragraph 7A below which are not otherwise permitted or contemplated by the terms of this Agreement and which were not disclosed in writing by Seller to Buyer or discovered by and actually known to Buyer prior to the end of the Due Diligence Period, then Buyer shall have the right to terminate this Agreement. Buyer shall have the option to waive the condition precedent set forth in this paragraph 4C by written notice to Seller. In the event of such waiver, such condition shall be deemed satisfied.

     D. PERFORMANCE BY BUYER; NO MATERIAL ADVERSE CHANGE. The performance and observance, in all material respects, by Buyer of all covenants and agreements of this Agreement to be performed or observed by its prior to or on the Closing Date shall be a condition precedent to Seller's obligation to sell the Property. In addition, in the event that the "Buyer Closing Certificate" (as hereinafter defined) shall disclose any changes in any material adverse respect in the representations and warranties of Buyer contained in paragraph 7B below which are not permitted or contemplated by the terms of this Agreement, then Seller shall have the right to terminate this Agreement. Seller shall have the option to waive the condition precedent set forth in this paragraph 4D by written notice to Buyer. In the event of such waiver, such condition shall be deemed satisfied.

     E. ADDITIONAL CONDITIONS. The following shall also be conditions precedent to the obligations of Buyer to close hereunder: on the Closing Date, (i) there shall be no material litigation against Seller or against the Property, except as may be disclosed in Exhibit "H" attached hereto or except as may otherwise be covered by Seller's insurance. (ii) no action or proceeding shall have been instituted against Seller by any party other than Buyer before any court to restrain or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, or the consummation of the transactions contemplated herein, and (iii) the Property shall be in substantially the same condition as it is on the date the Due Diligence Period ends, reasonable wear and tear and damage covered by Paragraph 6 excepted. In addition, it shall be a condition precedent to Buyer's obligation to close hereunder that, as of the Closing Date, Buyer shall have received an estoppel certificate addressed to Buyer (and its lender if designated by Buyer), dated not more than thirty (30) days prior to the Closing Date, substantially in the form of the tenant estoppel certificate attached as Exhibit "C" hereto and made a part hereof, either from each commercial tenant at the Property or from Seller as to any such commercial tenant which fails to deliver such estoppel certificate, and such estoppel certificate shall be consistent with the information with respect to such tenant contained on the rent roll furnished by Seller to Buyer during the Due Diligence Period in all material respects.

     5. CLOSING PROCEDURE. The sale and purchase herein provided shall be consummated at a closing conference ("CLOSING CONFERENCE") which shall be held on the Closing Date at the offices of Buyer's counsel, Arent Fox Kintner Plotkin
& Kahn, 1050 Connecticut Avenue, Washington, D.C. As used herein, "CLOSING DATE" means the date which is the later to occur of (i) ten (10) days after the date the Due Diligence

Period expires (ii) ten (10 days after the date Buyer Title
Response Period expires; provided, however, in no event shall the Closing Date occur after October 15, 1996.

     A. ESCROW. On or before the Closing Date, the parties shall deliver to Escrow Holder the following: (1) by Seller, a duly executed and acknowledged original special warranty deed ("DEED") in the form of Exhibit "D" attached hereto and made a part hereof, and (2) by Buyer, the Closing Payment in immediately available federal funds. Such deliveries shall be made pursuant to escrow instructions ("ESCROW INSTRUCTIONS") to be executed among Buyer, Seller and Escrow Holder in form reasonably acceptable to such parties in order to effectuate the intent hereof. The conditions to the closing of such escrow shall include the Escrow Holder's receipt of the Deed, the Closing Payment and a notice from each of Buyer and Seller authorizing Escrow Holder to close the transactions as contemplated herein (each of Buyer and Seller being obligated to deliver such authorization notice at the Closing Conference as soon as it is reasonably satisfied that the other party is in a position to deliver the items to be delivered by such other party under subparagraph B below).

     B. DELIVERY TO PARTIES. Upon the satisfaction of the conditions set forth in the Escrow Instructions, then (x) the Deed shall be delivered to Buyer by Escrow Holder's depositing the same for recordation, (y) the Closing payment (and the Escrow Deposit) shall be delivered by Escrow Holder to Seller and (z) at the Closing Conference, the following items shall be delivered:

     (1) SELLER DELIVERIES. Seller shall execute and deliver to Buyer the following:

     (a)   an assignment and assumption of tenant leases
("LEASE ASSIGNMENT AND ASSUMPTION") in the form of Exhibit "E" attached hereto and made a part hereof;

     (b) an assignment and assumption of service contracts and operating agreements which Buyer elects to assume in accordance with the terms and conditions hereinafter set forth ("CONTRACT ASSIGNMENT AND ASSUMPTION") in the form of Exhibit "F", attached hereto and made a part hereof;

     (c) a bill of sale and assignment ("BILL OF SALE") in the form of Exhibit "G" attached hereto and made a part hereof;

     (d) an assignment of all of Seller's right, title and interest in and to all of the following to the extent related to the Property in the form of Exhibit "N" attached hereto and made a part hereof; (i) licenses and permits (collectively, the "LICENSES"), (ii) warranties (the "WARRANTIES") and (iii) tenant list, advertising materials, telephone exchange numbers and the name "The Ashby at McLean Apartments" (the "INTANGIBLES").

     (e) a certificate of Seller ("SELLER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7A hereof to the Closing Date (and including an updated certified rent roll showing delinquent and prepaid rent, and security deposits, together with any accrued interest thereon required to be paid either by law or pursuant to the applicable leases) and noting any changes thereto;

     (f) notices ("TENANT NOTICES") to the tenants under the tenant leases in form reasonably satisfactory to Seller and Buyer that Buyer is the new owner of the Property and has been assigned the refundable security deposits (and accrued interest, if required as aforesaid);

     (f) a certificate regarding the "non-foreign" status of Seller;

     (h)   evidence reasonably satisfactory to Buyer, Escrow
Holder and Title Company respecting the due organization of Seller and the due authorization and execution of this Agreement and the documents required to be delivered hereunder;

     (i) such additional documents as may be reasonably required by Buyer, Escrow Holder and Title Company in order to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Seller in a manner not otherwise provided for herein);

     (j) any building permits, certificates of occupancy, keys and plans and specifications respecting the Property and all other books, records, papers and documents to be transferred to Buyer as contemplated in this Agreement (to the extent the same are in Seller's possession), such deliveries to be made either by delivering the same directly to Buyer or by causing such materials to be retained at the management office at the Property;

     (k) an Owner's Certificate signed by Seller, addressed to the Title Company in form reasonably satisfactory to Title Company and Seller, with respect to the absence of claims which would give rise to mechanics' liens, the absence of parties in possession of the Property other than tenants under unrecorded leases and the absence of unrecorded easements granted by Seller, so as to permit the Title Company to eliminate the exceptions for those matters from the Owner's Policy;

     (1) an original executed counterpart (or a certified copy, if originals are not available) of each lease, and each contract then in effect Buyer elects to assume in accordance with the terms hereinafter set forth, such deliveries to be made either by delivering the same directly to Buyer or by causing such materials to be retained at the management office at the Property; and

     (m)   the estoppel certificates provided for in paragraph
4E hereof with respect to any commercial tenant which fails to deliver such estoppel certificate.

     (2) Buyer Deliveries. Buyer shall execute and deliver to Seller the following:

     (a)   the Lease Assignment and Assumption;
     (b)   the Contract Assignment and Assumption;
     (c) a notice to Escrow Holder to release the Deposit to Seller as partial payment of the Purchase Price;
     (d) a certificate of Buyer ("BUYER CLOSING CERTIFICATE") updating the representations and warranties contained in paragraph 7B hereof to the Closing Date and noting any changes thereto;
     (e)   the Tenant Notices;
     (f) evidence reasonably satisfactory to Seller, Escrow Holder and Title Company respecting the due organization of Buyer and the due authorization and execution of this Agreement and the documents required to be delivered hereunder; and
     (g) such additional documents as may be reasonably required by Seller, Escrow Holder and Title Company in or to consummate the transactions hereunder (provided the same do not materially increase the costs to, or liability or obligations of, Buyer in a manner not otherwise provided for herein).

     C.    CLOSING COSTS.   Seller shall pay (i) the title
insurance premium for the Owner's Policy at a rate not in excess of standard issue rates and only to the extent attributable to standard ALTA owner's coverage issued in the Commonwealth of Virginia (Buyer being obligated to pay any costs associated with any extended or special coverage or endorsements), (ii) the costs to obtain the Survey, (iii) the so-called "Grantor's tax" with respect to the Deed, and (iv) one-half of the other state or local transfer taxes or recording fees attributable to the Deed. Buyer shall pay (i) one-half of the state and local transfer taxes or recording fees attributable to the Deed (other than the so-called "Grantor's tax"), and (ii) all fees, costs or expenses in connection with Buyer's due diligence review hereunder.
Seller and Buyer shall each pay one-half of the escrow fees of Escrow Holder. Seller and Buyer shall pay their respective shares of prorations as hereinafter provided.

     D.    PRORATIONS

     (1) ITEMS TO BE PRORATED. The following shall be prorated between Seller and Buyer as of the Closing Date (with
Seller being allocated income and expenses prior to the Closing Date, and Buyer being allocated income and expenses on and after the Closing Date):

     (a)   All real estate taxes and assessments on the
Property for the current year.  In no event shall Seller be
charged with or be responsible for any increase in the taxes on the Property resulting from any improvements made after the Closing Date. In the event that any assessments with respect to the Property are payable in installments, than the
installment for the obligation current period shall be
prorated (with Buyer assuming the obligation to pay any
installments due after the Closing Date).
     (b) All fixed and additional rentals under the leases, refundable security deposits and other tenant charges. Seller shall deliver or provide a credit in an amount equal to all
prepaid rentals for periods after the Closing Date and all refundable security deposits, together with any interest thereon owed to tenants by law or pursuant o the terms of the applicable lease ( to the extent the foregoing are held by
Seller and are not applied or forfeited prior to the Closing
Date) to Buyer on the Closing Date.  Rents which are
delinquent as of the Closing Date shall not be prorated on the Closing Date. Buyer shall include such delinquencies in its normal billing and shall diligently pursue the collection
thereof in good faith after the Closing Date (but Buyer shall not be required to litigate or declare a default in any
lease).  To the extent Buyer receives rents on or after the
Closing Date, such payments shall be applied first toward any amounts owned to Buyer in connection with the applicable lease for which such payments are received, and any excess
monies received shall be applied toward the payment of any delinquent rents, with Seller's share thereof being promptly delivered to Seller. Buyer may not waive any delinquent rents nor modify a lease so as to reduce or otherwise affect amounts owned thereunder for any period in which Seller is entitled to receive a share of charges or amounts without first obtaining Seller's written consent. Seller hereby reserves the right to pursue any remedy against any tenant owing delinquent rents and any other amounts to Seller; provided, however, that
Seller shall not take any action against a tenant which would affect such tenant's right to occupy the Property.  Buyer
shall reasonably cooperate with Seller in any collection
efforts hereunder (but shall not required to litigate or
declare a default in any lease).  With respect to delinquent rents and any other amounts or other rights of any kind
respecting tenants who are no longer tenants of the Property as of the Closing Date, Seller shall retain all rights
relating thereto.  If Seller receives any rent after the
Closing Date from any tenant under any tenant under any lease in effect as of the Closing Date, Seller shall promptly
deliver such rent to Buyer.  Upon receipt of any such rent
from Seller, Buyer shall apply such rent first to unpaid rent accruing after the Closing Date and then to delinquent rent.
     (c)   All operating expenses of the Property.
     (d)   Seller shall be entitled to retain all utility
deposits.  If any utility deposit is not refundable to Seller
without replacement by Buyer, Buyer shall either:        (i) deliver
the requisite replacement utility deposit to the utility company on or before the Closing Date, or (ii) pay to Seller at the Closing Conference the amount of such utility deposit, against a good and sufficient transfer by Seller to Buyer of all interest of Seller in the utility deposit.

     (2)   CALCULATION.     The prorations and payment shall be
made on the basis of a written statement submitted to Buyer and Seller by Escrow Holder prior to the Closing Date and approved by Buyer and Seller. In the event any prorations or apportionments made under this subparagraph D shall prove to be incorrect for any reason, then any party shall be entitled to an adjustment to correct the same. Any item which cannot be finally prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and reprorated when the information is available.

     6. CONDEMNATION OR DESTRUCTION OF PROPERTY. In the event that, after the date hereof but prior to the Closing Date, either any portion of the Property is taken pursuant to eminent domain proceedings or any of the improvements on the Property are damaged or destroyed by any casualty, Seller shall have no obligation to repair or replace any such damage or destruction. Seller shall, upon consummation of the transaction herein provided, assign to Buyer all claims of Seller respecting any condemnation or casualty insurance coverage, as applicable, and all condemnation proceeds or proceeds from any such casualty insurance received by Seller on account of any casualty (the damage from which shall not have been repaired by Seller prior to the Closing Date), as applicable. In connection with any assignment of insurance proceeds, Seller shall also pay any applicable deductible under Seller's insurance (provided, however, Seller shall not be obligated to pay more than $250,000 in connection therewith). In the event the condemnation award or the cost of repair of damage to the Property on account of a casualty, as applicable, shall exceed $250,000 (or if such casualty is uninsured and Seller does not repair the damage caused thereby or credit Buyer with the reasonable cost to repair the same), Buyer may, at its option, terminate this Agreement by notice to Seller, given on or before the Closing Date (in which event the Escrow Deposit shall be returned to Buyer). Notwithstanding the foregoing, in connection with any uninsured casualty, Seller shall be obligated to credit Buyer up to $100,000 in the aggregate towards the cost to repair any unrepaired damage (but shall otherwise have no obligation with respect to any such uninsured casualty). Any repairs performed by Seller under this paragraph 6 shall be completed to Buyer's reasonable satisfaction.

7. REPRESENTATIONS.  WARRANTIES AND COVENANTS.

A. REPRESENTATIONS.  WARRANTIES AND COVENANTS OF SELLER.
(1) GENERAL DISCLAIMER. Except as specifically set forth in paragraph 7A(2) below or in the Deed, the sale of the Property hereunder is and will be made on an "as is" basis, without representations and warranties of any kind or nature, express, implied or otherwise, including, but not limited to, any representation or warranty concerning title to the Property, the physical condition of the Property (including, but not limited to, the condition of the soil or the Improvements), the environmental condition of the Property (including, but not limited to, the presence or absence of hazardous substances on or respecting the Property), the compliance of the Property with applicable laws and regulations (including, but not limited to, zoning and building codes or the status of development or use rights respecting the Property), the financial condition of the Property or any other representation or warranty respecting an income, expenses, charges, liens or encumbrances, rights or claims on, affecting or pertaining to the Property or any part thereof. Buyer acknowledges that, during the Due Diligence Period, Buyer will examine, review and inspect all matters which in Buyer's judgment bear upon the Property and its value and suitability for Buyer's purposes. Except as to matters specifically set forth in paragraph 7A(2) below or in the Deed, Buyer will acquire the Property solely on the basis of its own physical and financial examinations, reviews and inspections and the title insurance protection afforded by the Owner's Policy.

     (2) LIMITED REPRESENTATIONS AND WARRANTIES OF SELLER. Subject to the provisions of paragraph 7A(1) above, Seller hereby represents and warrants as follows (it being agreed that where a representation or warranty is made "to Seller's knowledge", such phrase means the present actual knowledge of Brian Ellison, as portfolio manager, and Thomas Bennett, as head of asset management, on behalf of Seller (which persons are the appropriate individuals within Seller's organization to make the representations and warranties for which Seller's knowledge limitations are applicable):

     (a) ORGANIZATION. Seller is a general partnership duly formed and validly existing under the laws of the State of Illinois.

     (b) AUTHORIZATION. The requisite number of the partners of Seller required by Seller's partnership agreement has authorized the execution and delivery of this Agreement and the transactions contemplated hereby.

     (c) NO CONFLICTING AGREEMENTS. The execution and delivery by Seller of, and the performance and compliance by Seller with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Seller's partnership agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Seller is subject, or (iii) any agreement or contract listed on any Exhibit to this Agreement or, to Seller's knowledge, any other agreement or contract to which Seller is a party or to which it or the Property is subject.

     (d) APPROVALS. No authorization, consent, order, approval or license from, filing with, or other act by any governmental authority or other person is or will be necessary to permit the valid execution and delivery by Seller of this Agreement or the performance by Seller of the obligations to be performed by it under this Agreement.

     (e) UNITED STATES PERSON. Seller is a "United States person" within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

     (f) ABSENCE OF BANKRUPTCY. Neither Seller nor any partner of Seller has commenced (within the meaning of any bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any bankruptcy law that is for relief against Seller or any of its partners in an involuntary case or appoints a custodian of Seller or any of its partners or for all or any substantial part of its or their property.

     (g) OPERATING STATEMENTS. The operating statements for
1993, 1994, 1995 and January through June, 1996, delivered to
Buyer by Seller were prepared by Seller in good faith in the ordinary course of business and were not altered for the sale contemplated herein.

     (h) NO EMPLOYEES. Seller does not have any employees at the Property (such personnel being the employees of Seller's third-party manager).

     (i) CONDEMNATION. Seller has not received from a governmental authority written notice, and has no knowledge, of any pending or threatened condemnation proceedings affecting the Property, or any part thereof.

     (j) TITLE TO PERSONAL PROPERTY. Seller has title to the
Personal Property, free and clear of all liens, encumbrances and security interests, other than liens which will be released on or before the Closing Date.

     (k) COMPLIANCE. Seller has received no written notice from any governmental authority having jurisdiction over the Property to the effect that (i) the Property is not in compliance with applicable laws and ordinances or (ii) Seller or the Property does not have any licenses or permits which are necessary for the current operation of the Property.

     (l) LABOR UNIONS. Seller is not a party to any contract or agreement with any labor union.

     (m) LITIGATION. Exhibit "H" attached hereto and made a part hereof contains a complete and correct list of all investigations, actions, suits, proceedings or claims pending or, to Seller's knowledge, threatened in writing against Seller or the Property, at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign (collectively, "LITIGATION"), and sets forth, with respect to each such Litigation, the parties to such Litigation, the amount claimed as damages (or other remedies sought) and the status of such Litigation as of the date hereof. Except as set forth on Exhibit "H" hereto, to Seller's knowledge, there is no Litigation.

     (n) ENVIRONMENTAL MATTERS.

     (1) Except as set forth in Exhibit "I" attached hereto and made a part hereof, Seller has not received any written notice, and has no knowledge, of the existence, deposit, storage, removal, burial or discharge of any "Hazardous Material" at, upon, under or within the Property. Except as set forth in Exhibit "I" attached hereto, Seller has no knowledge that the Property has previously been used for the use, storage, treatment, production, manufacture, generation, transportation, release or disposal of Hazardous Materials. To Seller's knowledge, Seller has complied with all

"Environmental Laws" (as hereinafter defined) affecting the Property, including notification requirements relating to the release of Hazardous Materials.

     (2) Seller has received no written notice of any pending or threatened claims, against Seller or the Property, or any portion thereof, by any governmental authority or other person relating to any Hazardous Material or pursuant to any Environmental Law, whether for enforcement, clean-up, removal, remediation, assertion of liability, cost recovery, compensation, contribution, recovery of damages, injunction or other equitable relief or otherwise.

     (3) For purposes of this subparagraph the term "HAZARDOUS MATERIAL" shall mean any flammable, explosive, radioactive or reactive materials, any asbestos (whether friable or non-friable), any pollutants, contaminants or other hazardous, dangerous or toxic chemicals, materials or substances, any petroleum products or substances or compounds containing petroleum products, including gasoline, diesel fuel and oil, any polychlorinated biphenyls or substances or compounds containing polychlorinated biphenyls, and any other material or substance defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic materials," "contamination," and/or "pollution" within the meaning of any Environmental Law; provided, however, the term "Hazardous Material" does not include (i) motor oil or gasoline contained in or discharged from vehicles not used primarily for the transport of motor oil or gasoline, or (ii) supplies, cleaning materials or other items which are sold for consumer use or typically used in the operation, maintenance and repair of buildings containing residential space.
     (4) For purposes of this subparagraph, the term "ENVIRONMENTAL LAW" shall mean any federal, state or local law, ordinance, rule, regulation, requirement, guideline, code, resolution, order or decree (including consent decrees and administrative orders) in effect on the date of this Agreement which regulates the use, generation, handling, storage, treatment, transportation, decontamination, clean-up, removal, encapsulation, enclosure, abatement or disposal of any Hazardous Material, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq., the Toxic Substance Control Act, 15 U.S.C. Sections 2601, et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., the Hazardous Materials Transportation Act, 49 U.S.C, Section 1802, their state analogues, and any other federal, state or local statute, law, ordinance, resolution, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning any Hazardous Material.

    (o) UNDERGROUND STORAGE TANKS.
Except as described in Exhibit "I" attached hereto and made a part hereof, (i) to Seller's knowledge, there are no underground storage tanks located on the Property, (ii) Seller has not removed, or caused to be removed, any underground storage tanks from the Property, and (iii) to Seller's knowledge, no underground storage tanks were removed from the Property before Seller acquired title to the Property.

     (p) NO UNRECORDED LIENS. No lender has a right to encumber Seller's interest in the Property, or any part thereof, except for such liens or security interests as will be discharged on or prior to the Closing Date.

     (q) LEASES. Exhibit "J" attached hereto (the "LEASE SCHEDULE") contains a true, correct and complete description of all leases now in effect at the Property (the "Leases"), including the name of each tenant thereto, and further contains, to Seller's knowledge, a true listing of the apartment unit number and unit type, any remaining rent waivers and other lease concessions applicable to periods from and after the Closing Date, the gross monthly rent (stated as gross rent and/or plus utilities, etc.) payable by each tenant under its Lease, prepaid rent, rent delinquencies (including an aging of any such delinquent rent), the expiration date of each Lease, and the amount of any security deposit paid by the tenant under each Lease. There are no Leases or other tenancies for any space in the Property other than those set forth on the Lease Schedule. Seller has delivered to or will make available to Buyer true and complete copies of each Lease described in the Lease Schedule. Except as otherwise disclosed in the Leases, on the Lease Schedule or elsewhere in this
Agreement:

     (1) each of the Leases is in full force and effect;

     (2) the gross monthly rent listed opposite the name of each tenant on the Lease Schedule is the amount actually collected from such tenant for the month immediately preceding the date of this Agreement and there is no arrearage in excess of one month;

     (3) the Lease Schedule, to Seller's knowledge, contains a listing of those apartments which are vacant as of the date hereof;

     (4) none of the tenants is in default in the payment of any of the rent or other charges payable under its Lease (other than as disclosed on the Lease Schedule), and to Seller's knowledge, none of the tenants is in default in any material respect in the performance or observance of any of the covenants or conditions to be kept, observed or performed by it under its Lease;

     (5) no renewal or extension options have been granted to any tenant, except as set forth in such tenant's Lease;

     (6) no tenant has an option to purchase the Real
Property, or any part thereof;

     (7) no tenant is entitled to any rebate, concession, deduction or offset, except as set forth in such tenant's
Lease;

     (8) no tenant has paid any rent for a period of more than 30 days in advance;

     (9) Except for tenant work orders, Seller has not received from any tenant under a Lease a written notice of default by Seller in performing any of its obligations as landlord under such Lease and, to Seller's knowledge, Seller is not in default in any material respect in performing any of its obligations as landlord under any of the Leases;

     (10) All alterations, installations, decorations and other work currently required to be performed by Seller, as landlord, under the provisions of each Lease have been completed and fully paid for, or will be completed and fully paid for on or before the Closing Date; and

     (11) Seller has not assigned, pledged, hypothecated, or otherwise encumbered the right to collect rent under any Lease other than pursuant to a mortgage to be released at the Closing.

     (r) CONTRACTS. Exhibit "K" attached hereto and made a part hereof (the "CONTRACT SCHEDULE") contains a complete and accurate list of all contracts and agreements to which Seller is a party (or which otherwise is known to Seller and relate to the Property) providing for the management, operation, supply, maintenance, repair, advertising or promotion of the Property and which, pursuant to its terms, will be in effect as of the Closing Date (collectively, the "CONTRACTS"), including, to Seller's knowledge, a true listing of expiration dates, amounts payable by Seller thereunder and a description of services or materials to be provided. Seller has delivered or during the Due Diligence Period will make available to Buyer true and complete copies of each of the Contracts described on the Contract Schedule. Each of such Contracts is in full force and effect and has not been modified or amended, except as indicated on the Contract Schedule. Seller is not in default of any of its monetary obligations or, to Seller's knowledge, any of its material non-monetary obligations, under any of the Contracts described on the Contract Schedule.

     (s) EASEMENT AGREEMENTS. Exhibit "L" attached hereto and made a part hereof (the "EASEMENT AGREEMENT SCHEDULE") contains a complete and accurate list of all easement agreements affecting the Property (the "EASEMENT AGREEMENTS") now in effect, including all amendments, if any, thereto, and, to Seller's knowledge, a true listing of the gross monthly, quarterly or annual amount (if any) payable by the owner of the Property to any other person who is a party to the Easement Agreement and the gross monthly, quarterly or annual amount (if any) payable by any other person who is a party to the Easement Agreement to the owner of the Property. Except as otherwise disclosed in the Easement Agreements, on the Easement Agreement Schedule or elsewhere in this Agreement:

     (1) each of the Easement Agreements is in full force and effect; and
     (2) neither Seller nor, to Seller's knowledge, any of the other parties to the Easement Agreements is in default (beyond any grace period provided by such Easement Agreement) in the payment of any amount payable by it under the Easement Agreement, and neither Seller nor, to Seller's knowledge, any of such parties is in default in the performance or observance of any of the other covenants or conditions to be kept, observed or performed by it under the Easement Agreement.

     (t) MANAGEMENT AGREEMENT. On the Closing Date, there will be no contract or agreement in effect for the management of the Property.

     (u) LEASING COMMISSIONS. No commission, fee or other compensation is payable (or will, with the passage of time or occurrence of any event or both, be payable), with respect to any Lease, and there are no leasing commissions, fees or other compensation payable in respect of renewals of the Leases. There does not currently exist any exclusive or continuing leasing or brokerage agreements as to any of the space covered by the Leases or as to any space in the Property.

     B. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

     (a) ORGANIZATION. Buyer is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware.

     (b) AUTHORIZATION. The requisite number of the partners of Buyer required by Buyer's partnership agreement has authorized the execution and delivery of this Agreement and, as of the end of the Due Diligence Period will have authorized the transactions contemplated hereby.

     (c) NO CONFLICTING AGREEMENTS. The execution and delivery by Buyer of, and the performance and compliance by Buyer with the terms and provisions of, this Agreement do not violate any of the terms, conditions or provisions of (i) Buyer's partnership agreement, (ii) any judgment, order, injunction, decree, regulation or ruling of any court or other governmental authority to which Buyer is subject, or (iii) any agreement or contract, any other agreement or contract to which Buyer is a party.

     (d) APPROVALS. No authorization, consent, order, approval or license from, filing with, or other act by any governmental authority or other person is or will be necessary to permit the valid execution and delivery by Buyer of this Agreement or the performance by Buyer of the obligations to be performed by it under this Agreement; provided, however, the performance by Buyer of its obligations to close the transactions hereunder shall be dependent on Buyer electing to proceed upon the expiration of the Due Diligence Period as provided in paragraph 4B hereof.

     (e) ABSENCE OF BANKRUPTCY. Neither Buyer nor any partner of Buyer has commenced (within the meaning of any bankruptcy law) a voluntary case, consented to the entry of an order for relief against it in an involuntary case, or consented to the appointment of a custodian of it or for all or any substantial part of its property, nor has a court of competent jurisdiction entered an order or decree under any bankruptcy law that is for relief against Buyer or any of its partners in an involuntary case or appoints a custodian of Buyer or any of its partners or for all or any substantial part of its or their property.

     C. SURVIVAL. Any cause of action of a party for a breach of the foregoing representations, warranties or agreements set forth herein shall survive for a one year period commencing on the Closing Date, at which time such representations, warranties and agreements (and any cause of action resulting from a breach thereof not then in litigation) shall terminate. Notwithstanding the foregoing, if Buyer shall have actual knowledge as of the Closing Date that any of the representations or warranties of Seller contained herein are false or inaccurate or that Seller is in breach or default of any of its obligations under this Agreement, and Buyer nonetheless closes the transactions hereunder and acquires the Property, then Seller shall have no liability or obligation respecting such false or inaccurate representations or warranties or other breach or default (and any cause of action resulting therefrom shall terminate upon such closing hereunder).

     D. INTERIM COVENANTS OF SELLER. Until the Closing Date or the sooner termination of this Agreement:

     (1) Seller shall maintain the Property in the same manner as prior hereto pursuant to its normal course of business (such maintenance obligations not including extraordinary capital expenditures or expenditures not incurred in such normal course of business), subject to reasonable wear and tear and further subject to destruction by casualty or other events beyond the control of Seller. Seller shall give Buyer prompt notice of any extraordinary capital expenditures or expenditures not incurred in the ordinary course of business which are required by any tenant, insurance company, lender, or governmental authority and which Seller does not intend to make prior to the Closing Date.

     (2) Seller shall not enter into any additional contracts without the prior consent of Buyer, except those deemed reasonably necessary by Seller which are cancelable on 30 days' notice.

     (3) With respect to the apartment units at the Property, Seller shall continue to offer apartment units at the Property for lease (for terms not in excess of one year) only in accordance with the provisions set forth in Exhibit "M" attached hereto and made a part hereof ("LEASING GUIDELINES"). With respect to the commercial spaces at the Property, Seller shall have the right, during the Due Diligence Period, to enter into new leases for such spaces or to modify existing leases. Seller shall give Buyer prior written notice of the proposed provisions of any such new or modified leases respecting the commercial spaces. If Buyer shall disapprove of such new or modified commercial leases during the Due Diligence Period, Seller shall nonetheless have the right to enter into such new or modified leases. After the expiration of the Due Diligence Period, Seller shall not enter into any new leases of commercial spaces or material modifications of existing leases of commercial spaces thereafter without the consent of Buyer.

     (4) Seller shall deliver to Buyer, (i) promptly after the preparation thereof by Seller in a manner consistent with its past practice (but at least as often as monthly), a summary showing leasing activity at the Property, including new rentals and eviction notices sent by Seller or its managing agent, and (ii) promptly after its receipt by Seller, (A) any written notice from a tenant claiming that Seller is in default under such tenant's Lease or that such tenant will be vacating its apartment unit, (B) any written notice of violation issued by governmental authorities with respect to the Property and (C) written notices from the service providers under any Contracts.

     (5) Seller shall notify Buyer, promptly after Seller acquires knowledge thereof, of any facts or events which would cause any of Seller's representations and warranties to be untrue or incorrect in any material respect.

     (6) Seller shall not voluntarily grant, create, assume or permit to exist any mortgage, lien, lease, encumbrance, easement, covenant, condition, right-of-way or restriction upon the Property other than the exceptions to title to the Property permitted by the provisions of this Agreement or as may otherwise be required by law.

     (7) Seller shall not make any commitment or incur any liability to any labor union, through negotiations or otherwise.

     (8) Seller shall not remove any Personal Property from the Property unless the same is replaced with similar items of equal or better quality before the Closing Date.

     (9) Seller shall not enter into a contract for the sale of the Property to any other person, whether or not such contract is contingent on the termination of this Agreement.

     (10) Seller shall perform, observe and comply with all terms and provisions of all Easement Agreements to be performed, observed or complied with by Seller as owner of the Property prior to the Closing Date; provided, however, the foregoing obligation shall be subject to the limitations on expenditures provided for in paragraph 7D(1) hereof.

     E. CANCELLATION OF CONTRACTS. Seller shall cancel, as of the Closing Date, all Contracts designated for cancellation by Buyer in a written notice given to Seller prior to the end of the Due Diligence Period, provided (i) such Contracts are capable of being so cancelled as of the Closing Date, and (ii) Buyer pays all fees, costs or expenses as may be required in connection with any such cancellation.

     F. OBLIGATION TO CURE. Notwithstanding anything to the contrary contained herein, if either (i) a breach or default in Seller's representations or warranties contained in this Agreement shall be discovered prior to the Closing Date, or
(ii) a written notice shall have been received after the end of the Due Diligence Period but prior to the Closing Date from a governmental authority to the effect that the Property is in violation of applicable laws or ordinances, then Seller shall either (x) cure such breach, default or violation or (y) credit Buyer with an amount reasonably agreed to by Buyer and Seller to cure such breach, default or violation; provided, however, (i) Seller shall have no liability or obligation to cure (or credit Buyer with the cost to cure) any breach, default or violation, and the same shall not permit Buyer to terminate this Agreement, unless and until the cost to cure all such breaches, defaults or violations exceeds $10,000 in the aggregate; (ii) Seller shall have no obligation hereunder to expend or credit more than $75,000 in the aggregate towards the cure of all such breaches, defaults or violations; and
(iii) Buyer shall have no obligation to close hereunder if the applicable breaches, defaults or violations are not cured and the cost to cure such breaches, defaults or violations shall exceed $75,000 in the aggregate.

     8. INDEMNIFICATION.

     A. BY BUYER. Buyer shall hold harmless, indemnify and defend Seller from and against: (1) any and all third party claims for Buyer's torts or breaches of contract related to the Property and occurring on or after the Closing Date, (2) any and all loss, damage or third party claims in any way arising from Buyer's inspections or examinations of the Property prior to the Closing Date; and (3) all costs and expenses, including reasonable attorney's fees, incurred by Seller as a result of the foregoing.

     B. BY SELLER. Seller shall hold harmless, indemnify and defend Buyer from and against: (1) any and all third party claims for Seller's torts or breaches of contract related to the Property and occurring prior to the Closing Date; and (2) all costs and expenses, including reasonable attorney's fees, incurred by the Buyer as a result of such claims. The foregoing indemnity shall not cover any matters relating to title or marketability of the Property (Buyer relying on the coverage provided by the Owner's Policy and the special warranty of title contained in the Deed as to such matters). C. GENERALLY. Each indemnification under this Agreement shall be subject to the following provisions: The indemnitee shall notify indemnitor of any such claim against indemnitee within 30 days after it has notice of such claim, but failure to notify indemnitor shall in no case prejudice the rights of indemnitee under this Agreement unless indemnitor shall be prejudiced by such failure and then only to the extent of such prejudice. Should indemnitor fail to discharge or undertake to defend indemnitee against such liability within 10 days after the indemnitee gives the indemnitor written notice of the same, then indemnitee may settle such liability, and indemnitor's liability to indemnitee shall be conclusively established by such settlement the amount of such liability to include both the settlement consideration and the reasonable costs and expenses, including attorneys' fees, incurred by indemnitee in effecting such settlement.

     9. REMEDIES FOR FAILURE TO CLOSE: DISPOSITION OF DEPOSIT.

     (A) BUYER'S RIGHT TO RETURN OF DEPOSIT. IF THE TRANSACTION HEREIN PROVIDED SHALL NOT BE CLOSED BY REASON OF SELLER'S DEFAULT UNDER THIS AGREEMENT OR THE FAILURE OF SATISFACTION OF THE CONDITIONS DESCRIBED IN PARAGRAPH 4 HEREOF OR THE TERMINATION OF THIS AGREEMENT IN ACCORDANCE WITH PARAGRAPH 6 HEREOF, AND BUYER SHALL NOT HAVE DEFAULTED UNDER THIS AGREEMENT, THEN THE ESCROW DEPOSIT SHALL BE RETURNED TO BUYER, AND NEITHER PARTY SHALL HAVE ANY FURTHER OBLIGATION OR LIABILITY TO THE OTHER.

     (B) BUYER'S SPECIFIC PERFORMANCE RIGHTS AND RIGHTS TO REIMBURSEMENT OF COSTS. IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF A MATERIAL DEFAULT BY SELLER (INCLUDING, BUT NOT LIMITED TO, A MATERIAL OMISSION OR UNTRUTH IN THE REPRESENTATIONS AND WARRANTIES SET FORTH IN PARAGRAPH

7A (2 ) HEREOF EXISTING AS OF THE CLOSING DATE), AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL BE ENTITLED TO EITHER (1) TERMINATE THIS AGREEMENT, RECEIVE A RETURN OF THE ESCROW DEPOSIT AND TO OBTAIN REIMBURSEMENT FROM SELLER FOR BUYER'S ACTUAL OUT-OF-POCKET EXPENSES PAID TO UNAFFILIATED THIRD PARTIES IN CONNECTION WITH ITS DUE DILIGENCE REVIEWS HEREUNDER (SUCH REIMBURSEMENT OBLIGATION NOT TO EXCEED $75,000 IN THE AGGREGATE OR (2) SPECIFICALLY ENFORCE THIS AGREEMENT.

     (C) BUYERS RIGHTS TO LIQUIDATED DAMAGES. IF THE TRANSACTIONS HEREUNDER SHALL FAIL TO CLOSE SOLELY BY REASON OF SELLER'S DEFAULT IN ITS OBLIGATION TO DELIVER ANY OF THE CONVEYANCING DOCUMENTS SPECIFIED IN PARAGRAPHS 5B(1) (a), (b),
(c), (d), (e), (f), (g), (h), (k) and (m) HEREOF, AND BUYER SHALL HAVE FULLY PERFORMED ITS OBLIGATIONS HEREUNDER AND SHALL BE READY, WILLING AND ABLE TO CLOSE, THEN BUYER SHALL HAVE THE RIGHT EITHER TO (1) SPECIFICALLY ENFORCE SUCH OBLIGATION OR
(2) TERMINATE THIS AGREEMENT, RECEIVE A RETURN OF TEE DEPOSIT AND CAUSE SELLER TO PAY BUYER AN AMOUNT EQUAL TO $500,000 AS LIQUIDATED DAMAGES IN SUCH EVENT (SUCH AMOUNT BEING PAYABLE ONLY IN THE EVENT SPECIFICALLY SET FORTH IN THIS SENTENCE AND NOT BY REASON OF ANY OTHER DEFAULT OR BREACH HEREUNDER BY SELLER). BUYER HEREBY ACKNOWLEDGES THAT EXCEPT AS SPECIFICALLY SET FORTH IN THIS PARAGRAPH 9, NO ACTION FOR DAMAGES OR OTHERWISE SHALL BE PERMITTED.

     D. SELLER'S RIGHTS TO ESCROW DEPOSIT. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL NOT CLOSE SOLELY BY REASON OF BUYER'S DEFAULT, THEN THE ESCROW DEPOSIT SHALL BE DELIVERED TO SELLER AS FULL COMPENSATION AND AS LIQUIDATED DAMAGES UNDER AND IN CONNECTION WITH THIS AGREEMENT.

     E. GENERAL. IN THE EVENT THE TRANSACTION HEREIN PROVIDED SHALL CLOSE, THE ESCROW DEPOSIT SHALL BE APPLIED AS A PARTIAL PAYMENT OF THE PURCHASE PRICE. IN CONNECTION WITH THE MATTERS SPECIFIED HEREIN, THE PARTIES RECOGNIZE THAT SELLER WILL INCUR EXPENSE IN CONNECTION WITH THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT AND THAT THE PROPERTY WILL BE REMOVED FROM THE MARKET; FURTHER, THAT IT IS EXTREMELY DIFFICULT AND IMPRACTICABLE TO ASCERTAIN THE EXTENT OF DETRIMENT TO A PARTY CAUSED BY THE BREACH BY THE OTHER PARTY UNDER THIS AGREEMENT AND THE FAILURE OF THE CONSUMMATION OF THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT OR THE AMOUNT OF COMPENSATION SELLER SHOULD RECEIVE AS A RESULT OF BUYER'S BREACH OR DEFAULT. IN THE EVENT THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF BUYER'S DEFAULT, THEN THE RETENTION OF THE ESCROW DEPOSIT SHALL BE SELLER'S SOLE AND EXCLUSIVE REMEDIES UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF. IF THE SALE OF THE PROPERTY SHALL NOT BE CONSUMMATED ON ACCOUNT OF SELLER'S DEFAULT, THEN THE PROVISIONS SET FORTH IN SUBPARAGRAPHS 9A, 9B AND 9C HEREOF SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF
BKE
- - ----------------                 ----------------------
Sellers Initials                 Buyer's Initials

10. MISCELLANEOUS.

A. BROKERS.
     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC ("BROKER") pursuant to a separate written agreement.

B. LIMITATION OF LIABILITY.

     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $625,000. Without limitation on the foregoing in no event shall Seller have any liability for damages hereunder other than for actual damages (and in no event shall Seller have any liability for consequential or contingent damages or the like).

     (2) Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller or Carlyle Income Plus, Ltd., or

SELLER'S DEFAULT, THEN THE PROVISIONS SET FORTH IN SUBPARAGRAPHS 9A, 9B AND 9C HEREOF SHALL BE BUYER'S SOLE AND EXCLUSIVE REMEDIES UNDER THIS AGREEMENT BY REASON OF SUCH DEFAULT, SUBJECT TO THE PROVISIONS OF PARAGRAPH 10I HEREOF
                                 MBA
- - ----------------                 ----------------------
Sellers Initials                 Buyer's Initials

10. MISCELLANEOUS.

A. BROKERS.
     (1) Except as provided in subparagraph (2) below, Seller represents and warrants to Buyer, and Buyer represents and warrants to Seller, that no broker or finder has been engaged by it, respectively, in connection with any of the transactions contemplated by this Agreement or to its knowledge is in any way connected with any of such transactions. In the event of a claim for broker's or finder's fee or commissions in connection herewith, then Seller shall indemnify and defend Buyer from the same if it shall be based upon any statement or agreement alleged to have been made by Seller, and Buyer shall indemnify and defend Seller from the same if it shall be based upon any statement or agreement alleged to have been made by Buyer. The indemnification obligations under this paragraph 10 A(1) shall survive the closing of the transactions hereunder or the earlier termination of this Agreement.

     (2) If and only if the sale contemplated herein closes, Seller agrees to pay a brokerage commission to Richard Ellis, LLC ("BROKER") pursuant to a separate written agreement.

B. LIMITATION OF LIABILITY.

     (1) Notwithstanding anything to the contrary contained herein, if the closing of the transactions hereunder shall have occurred (and Buyer shall not have waived, relinquished or released any applicable rights in further limitation), the aggregate liability of Seller arising pursuant to or in connection with the representations, warranties, indemnifications, covenants or other obligations (whether express or implied) of Seller under this Agreement (or any document executed or delivered in connection herewith) shall not exceed $625,000. Without limitation on the foregoing in no event shall Seller have any liability for damages hereunder other than for actual damages (and in no event shall Seller have any liability for consequential or contingent damages or the like).

     (2) Buyer and its successors and assigns and, without limitation, all other persons and entities, shall look solely to the assets of Seller or Carlyle Income Plus, Ltd., or

Carlyle Income Plus, L.P.-II, as general partners of Seller (the "GENERAL PARTNERS"), for the payment of any claim or for any performance under or in connection with this Agreement (it being understood that the General Partners shall be fully responsible and liable for any and all obligations and liabilities of Seller under this Agreement). No agent of Seller and no constituent partner in agent of any of the General Partners, nor any advisor, trustee, director, officer, employee, beneficiary, shareholder, participant, representative or agent of any corporation or trust that is or becomes a constituent partner in Seller or any of the General Partners (including, but not limited to, Carlyle Income Managers, Inc.) shall have any personal liability, directly or indirectly, under or in connection with this Agreement or any agreement made or entered into under or pursuant to the provisions of this Agreement, or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter and Buyer, on behalf of itself and its successors and assigns, hereby waives any and all such personal liability. Notwithstanding anything to the contrary contained in this Agreement, neither the negative capital account of any constituent partner in Seller (or in any other constituent partner of Seller), nor any obligation of any constituent partner in Seller (or in any other constituent partner of Seller) to restore a negative capital account or to contribute capital to Seller (or to any other constituent partner of Seller), shall at any time be deemed to be the property or an asset of Seller or any such other constituent partner (and neither Buyer nor any of its successors or assigns shall have any right to collect, enforce or proceed against or with respect to any such negative capital account of partner's obligation to restore or contribute).

     (3) The general partner of Buyer is a real estate investment trust organized under Maryland law. Under the terms of the Declaration of Trust of the general partner, all persons dealing with the general partner shall look solely to the trust property of the general partner for satisfaction of claims of any nature, and no trustee, officer or agent of the general partner shall be held to any personal liability whatsoever, in tort, contract or otherwise.

     C. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. This Agreement may not be modified or amended except by written agreement signed by both parties.

     D. TIME OF THE ESSENCE. Time is of the essence of this Agreement.

     E. INTERPRETATION. Paragraph headings shall not be used in construing this Agreement. Each party acknowledges that such party and its counsel, after negotiation and consultation, have reviewed and revised this Agreement. As such, the terms of this Agreement shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Agreement or any amendments, modifications or exhibits hereto or thereto.

     F. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

     G. SUCCESSORS AND ASSIGNS. Buyer may not assign or transfer its rights or obligations under this Agreement without the prior written consent of Seller (in which event such transferee shall assume in writing all of the transferor's obligations hereunder, but such transferor shall not be released from its obligations hereunder); provided, however, Buyer may assign its interest in this Agreement to a limited partnership or other entity in which Buyer or an affiliate of Buyer (i.e., an entity controlling, controlled by or under common control with Buyer) has not less than a 51% interest in capital and profits. No consent given by Seller to any transfer or assignment of Buyer's rights or obligations hereunder shall be construed as a consent to any other transfer or assignment of Buyer's rights or obligations hereunder. No transfer or assignment in violation of the provisions hereof shall be valid or enforceable. Subject to the foregoing, this Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the successors and assigns of the parties.

     H. NOTICES. Any notice which a party is required or may desire to give the other shall be in writing and shall be sent by personal delivery, telecopy (with overnight mail confirmation) or by mail (either [i] by United States registered or certified mail, return receipt requested, postage prepaid, or [ii] by Federal Express or similar generally recognized overnight carrier regularly providing proof of delivery), addressed as follows (subject to the right of a party to designate a different address for itself by notice similarly given):

TO BUYER:

c/o Washington Real Estate Investment Trust
10400 Connecticut Avenue
Concourse Level
Kensington, Maryland 20895
Attention: Ms. Mary Beth Avedesian
Vice President - Investments

WITH COPY TO:

Arent Fox Kintner Plotkin & Kahn
1050 Connecticut Avenue
Washington, D.C. 20036
Attention: Michael H. Leahy, Esq.

TO SELLER:


900 North Michigan Avenue
l9th Floor
Chicago, Illinois 60611
Attention: Mr. Brian Ellison

WITH COPIES TO:
Pircher, Nichols & Meeks
1999 Avenue of the Stars
Suite 2600
Los Angeles, California 90067
Attention: Real Estate Notices (GML)

AND TO:

Richard Ellis, LLC
Three First National Plaza
Chicago, Illinois 60602
Attention: Mr. Jeffrey M. Bramson

Any notice so given by mail shall be deemed to have been given as of the date of delivery (whether accepted or refused) established by U.S. Post Office return receipt or the overnight carrier's proof of delivery, as the case may be. Any such notice not so given shall be deemed given upon receipt of the same by the party to whom the same is to be given.

     I. LEGAL COSTS. Except as otherwise provided herein, the parties hereto agree that they shall pay directly any and all legal costs which they have incurred on their own behalf in the preparation of this Agreement, all deeds and other agreements pertaining to this transaction and that such legal costs shall not be part of the closing costs. In addition, if either Buyer or Seller brings any suit or other proceeding with respect to the subject matter or the enforcement of this Agreement, the prevailing party (as determined by the court, agency or other authority before which such suit or proceeding is commenced), in addition to such other relief as may be awarded, shall be entitled to recover reasonable attorneys' fees, expenses and costs of investigation actually incurred. The foregoing includes, but is not limited to, attorneys' fees, expenses and costs of investigation (including, without limitation, those incurred in appellate proceedings), costs incurred in establishing the right to indemnification, or in any action or participation in, or in connection with, any case or proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code (11 United States Code Sections 101 et seq.), or any successor statutes.

     J. NONREFUNDABLE CONSIDERATION. Contemporaneously with the execution and delivery of this Agreement, Buyer has delivered to Seller and Seller hereby acknowledges the receipt of cash in the amount of $100.00 ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for Buyer's right to inspect and purchase the Property pursuant to this Agreement and for Seller's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, i8 nonrefundable, and it is fully earned and shall be retained by Seller notwithstanding any other provision of this Agreement.

     K. COUNTERPARTS. This Agreement may be executed in one or more counterparts, which, taken together, shall constitute one agreement.

     L. FURTHER ASSURANCES. Each party agrees that it will, at any time and from time to time after the Closing Date, upon request of the other party, do, execute, acknowledge and deliver, or will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances and assurances as may reasonably be required to effectuate the intent of this Agreement (provided the same do not materially increase the costs to, or liability or obligations of, Seller or Buyer in a manner not otherwise provided for herein).

     M. EFFECTIVE DATE. The Effective Date shall be the date that the later to sign this Agreement executes and delivers this Agreement, as indicated by the dates below the signatures of the parties as set forth below.

     N. SEC REQUIREMENTS. If required by rules of the Securities and Exchange Commission, Seller grants Buyer the right, at Buyer's sole expense, to prepare an audited income statement of the Property for the most recent fiscal year(s) as specified by Rule 3-14 of Regulation S-X under the Securities Act of 1933 and the Securities Exchange Act of 1934, and Seller shall reasonably cooperate, at Buyer's expense, in making available any and all such other data and financial information which shall be available to Seller (including, without limitation, data and information obtainable from Seller's management agent for the Property) in connection with Buyer's disclosure obligations as a public company subject to the rules and regulations of the Securities and Exchange Commission.

     O. BUSINESS DAYS. Whenever under the terms of this Agreement the time for performance of a covenant falls upon a Saturday, Sunday or national or Commonwealth of Virginia holiday, such time for performance shall be extended to the next business day.

     P. SELLER CURE RIGHTS. Notwithstanding anything to the contrary contained in this Agreement, if any condition is not satisfied as of the Closing Date (as the same is determined pursuant to paragraph 5 hereof) or if Seller shall be in breach or default of any representation, warranty or covenant hereunder, then prior to any termination of this Agreement or exercise of any rights or remedies in connection therewith, Seller shall have the right to cause such condition to be satisfied or such breach or default to be cured within thirty
(30) days of the Closing Date, as the same is determined pursuant to paragraph 5 hereof (and, in connection therewith, Seller shall have the right to extend such Closing Date to effectuate such cure for up to thirty (30) days but in no event beyond October 15, 1996).

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                 CIP/ASHBY PARTNERS,
                 an Illinois general partnership "Seller"


                 By: CARLYLE INCOME PLUS, LTD.,
                 an Illinois limited partnership,
                 General Partner

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                      By:   Brian K. Ellison
                            ------------------------
                      Name: BRIAN K. ELLISON
                            ------------------------
                      Title:Vice President
                            ------------------------


                 By:        CARLYLE INCOME PLUS, L.P.-II
                            a Delaware limited partnership,
                            General Partner


                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                      By:   Brian K. Ellison
                            -------------------------
                      Name: BRIAN K. ELLISON
                            -------------------------
                            Title: Vice President
                            -------------------------

                 WRIT LIMITED PARTNERSHIP,
                 a Delaware limited partnership

                 By:  Washington Real Estate Investment Trust,
                      General Partner

                      By:
                            -------------------
                      Name: EDMUND B. CRONIN, JR.
                      Title: President and Chief
                             Executive Officer            "Buyer"

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                 CIP/ASHBY PARTNERS,
                 an Illinois general partnership

                 By:  CARLYLE INCOME PLUS, LTD.,
                      an Illinois limited partnership,
                      General Partner

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                            By:
                                 -----------------
                            By:
                                 -----------------
                            Title:
                                  ----------------

                 By:  CARLYLE INCOME PLUS, L.P.-II,
                      a Delaware limited partnership,
                      General Partner

                      By:   JMB REALTY CORPORATION,
                            a Delaware corporation,
                            General Partner

                            By:
                                 ----------------
                            Name:
                                 ----------------
                            Title:
                                 ----------------


                      WRIT LIMITED PARTNERSHIP,
                      a Delaware limited partnership  "Buyer"

                      By:   Washington Real Estate Investment
                            Trust, General Partner

                            By:  Mary Beth Avedesian
                                 --------------------------
                                 Name:  MARY BETH AVEDESIAN
                                 Title:  Vice President,
                                          Investments

                  ESCROW HOLDER'S ACKNOWLEDGEMENT
                  -------------------------------

     The undersigned hereby executes this Agreement to evidence its agreement to act as Escrow Holder in accordance with the terms of this Agreement.

Date: 7-22-96         TICOR TITLE INSURANCE COMPANY,
     --------         a California Corporation
                        ----------------------


                      By:   JAMES F. SHAW
                            ----------------------------
                      Name:  James F. Shaw
                      Title: Senior Commercial Closing Officer
                            ----------------------------------
                                             "Escrow Holder"

                           EXHIBIT LIST
                            -----------

"A" -Property Description

"B" -Personal Property

"C" -Form of Tenant Estoppel Certificate

"D" -Deed

"E" -Lease Assignment and Assumption

"F" -Contract Assignment and Assumption

"G" -Bill of Sale

"H" -Litigation Schedule

"I" -Environmental Disclosures

"J" -Lease Schedule

"K" -Contract Schedule
"L" -Easement Agreement Schedule

"M" - Leasing Guidelines
"N" - Assignment of Licenses, Intangibles and
      Warranties